UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2012

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 110th Ave NE, Suite 200

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 15, 2012, and effective as of July 1, 2012, BSQUARE Corporation (the “Company”) entered into a new Statement of Work (“SOW”) under the Microsoft Master Vendor Agreement (the “Agreement”) between the Company and Microsoft Corporation (“Microsoft”) dated effective as of June 6, 2008 and attached as Exhibit 10.18 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on May 10, 2012 (the “10-Q”). The Company and Microsoft entered into the SOW to provide for continued work by the Company on Ford Motor Company’s in-car communications and entertainment system. The SOW extends the work performed by the Company pursuant to a prior Statement of Work under the Agreement, entered into on January 27, 2012 and attached as Exhibit 10.18(a) to the 10-Q.

Under the SOW, Microsoft has agreed to pay the Company on a time-and-materials basis for approximately 30 Company personnel to be dedicated to the Ford project for the period from July 1, 2012 to December 31, 2012. The January 27, 2012 Statement of Work provides for a similar arrangement with respect to the period from January 1, 2012 to June 30, 2012. The estimated aggregate services fees payable to the Company under the SOW are approximately $3.2 million which is expected to be slightly less than the fees that have been, or will be, paid for the period from January 1, 2012 to June 30, 2012. This estimated aggregate fee excludes certain contingent amounts, such as overtime and expenses that must be approved by Microsoft.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: June 21, 2011	By:	/s/ Scott C. Mahan
Scott C. Mahan Vice President, Finance & Operations and Chief Financial Officer